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                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                              CLAIRE'S STORES, INC.
                (FORMERLY KNOWN AS CSI FLORIDA ACQUISITION, INC.)
                             (A FLORIDA CORPORATION)

                              ADOPTED JUNE 8, 2000

                                    ARTICLE I

                                     OFFICES

         Section 1. The location of the principal office of the Corporation in the State of Florida shall be in the City of Pembroke Pines, County of Broward.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders for the election of Directors shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may from time to time be fixed by the Board of Directors and as may be specified in the respective notices of meeting or duly executed waivers of notice.

         Section 2. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect Directors by a plurality vote and transact such other business as may properly be brought before the meeting.




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         Section 3. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, no fewer than ten (10) days or more than sixty (60) days before the date fixed for the meeting.

         Section 4. At least ten days before every election of Directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any shareholder for said ten days either at the Corporation's principal office, at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or at the office of the Corporation's transfer agent or registrar and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

         Section 5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or the date in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or the date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to






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receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 6. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be designated in the notice of said meeting, upon call of the Chairman of the Board or the President or a majority of the Board of Directors or holders representing not less than 25% of the number of votes entitled to be cast on any issue to be considered at a special meeting.

         Section 7. Written notice of a special meeting of shareholders, stating the time and place thereof, shall be given to each shareholder entitled to vote thereat no fewer than ten (10) or more than sixty (60) days before the date fixed for such meeting.

         Section 8. The holders of record of stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of shareholders except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present or represented, in




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person or by proxy, entitled to be counted thereat if a quorum were present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called.

         Section 9. When a quorum is present at any meeting, action on a matter (other than the election of Directors) by the holders of stock entitled to vote thereon, present in person or represented by proxy, will be deemed approved if the votes cast favoring the matter exceed the votes cast opposing the matter, unless the matter is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

         Section 10. Any vote on stock of the Corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that the foregoing shall not be deemed to be exclusive, and a shareholder may vote on stock of the Corporation in any other manner prescribed by statute; provided further, however, that no proxy shall be voted on after eleven months from its date unless said proxy provides for a longer period. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the




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Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section 2. Unless provided otherwise by the Articles of Incorporation, the number of members that shall comprise the Board of Directors of the Corporation shall be not less than three nor more than nine as the Board of Directors from time to time shall decide. The Directors shall be elected at the annual meeting of shareholders of the Corporation, to serve until the following annual meeting or until their successors are duly elected and shall qualify.

         Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next succeeding annual meeting of shareholders or until their successors are duly elected and shall qualify, unless sooner displaced pursuant to law; provided, however, that, if one or more Directors shall resign from the Board, effective at a future date, the remaining Directors who have not resigned may fill such vacancy or vacancies or they may request the resigning Directors to participate in filling such vacancy or vacancies and in either case, the vote thereon shall become effective at the future date aforesaid. The votes taken pursuant to this Section 3 need not be by ballot.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Florida.

         Section 5. The first meeting of the newly elected Board may be held immediately after each annual meeting of the shareholders at the same place at which such annual meeting is held, and no notice of such meeting shall be necessary.





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         Section 6. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the Chairman of the Board or the President on at least two days' notice to each Director, either personally or by mail, by telegram or facsimile transmission. Meetings may be held at any time without notice if all the Directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

         Section 8. At all meetings of the Board, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                             COMMITTEES OF DIRECTORS

         Section 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other Committees to consist of two (2) or more Directors as the Board may from time to time determine. The Executive Committee and one or more such other Committees designated by the Board, to the extent provided in such resolution or resolutions or in the Articles of Incorporation or these By-Laws, but subject to any limitations imposed by statute, shall have and may exercise all the powers








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of the Board of Directors in the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, but neither the Executive Committee nor any other Committee appointed by the Board shall have the power to fill vacancies in the said Committee; provided, however, that, in the absence or disqualification of any member of the Executive Committee or of any other Committee designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such Committee, which alternate members shall have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence or inability to act of any one or more members of said Committee. The Board of Directors shall have the power at any time to change the membership of the Executive Committee or any other Committee designated by the Board, to fill vacancies in it, or to dissolve it. The Executive Committee and any other Committee designated by the Board of Directors may make rules for the conduct of its business and may appoint such Committees and assistants as it may from time to time deem necessary. A majority of the members of the Executive Committee or any other Committee designated by the Board shall constitute a quorum. Unless otherwise ordered by the Board of Directors, each member of the Executive Committee or any other Committee designated by the Board shall continue to be a member thereof until the expiration of his term of office as a Director (or, in the case of his





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reelection as a Director, until the expiration of his new term of office) or until sooner removed by the Board. Meetings of the Executive Committee or any other Committee designated by the Board of Directors shall be held at the principal office of the Corporation in the State of Florida or at such other place or places within or without the State of Florida as shall be specified in the notice or waiver of notice of meeting or specified by resolution of the Board or the Executive Committee or any other Committee designated by the Board. Such Committee or Committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. Whenever requested by the Board of Directors, a Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

         Section 11. Directors may, by resolution of the Board, receive a fixed annual sum or other compensation for acting as Directors, payable quarterly or at such other intervals as the Board shall fix, and/or a fixed sum or other compensation and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

                          INFORMAL ACTION BY DIRECTORS

         Section 12. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or Committee.

                              REMOVAL OF DIRECTORS

         Section 13. At any special meeting of the shareholders, duly called as provided in these By-Laws, any Director or Directors may be removed with or without cause only if the number of votes cast by the holders of all the shares





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of stock outstanding and entitled to vote for the election of Directors to remove the Director or Directors exceeds the number of votes cast not to remove such Director or Directors, and the remaining Directors may fill any vacancy or vacancies created by such removal.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14. The Corporation shall indemnify any Director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under applicable law.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such Director or shareholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Nothwithstanding the foregoing, notice by electronic transmission is deemed to constitute written notice and shall be deemed effective in accordance with applicable statute.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.





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                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a President, a Treasurer and a Secretary, none of whom need be a member of the Board.

         Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

         Section 4. The Chairman of the Board shall be the chief executive officer of the Corporation and have general supervision of the business of the Corporation and over its several officers, subject to the control of the Board of Directors. He shall, unless another person is designated by the Board of Directors, preside at all meetings of the shareholders. He shall sign and execute in the name of the Corporation, all deeds, mortgages, bonds, contracts






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or other instruments authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation; and in general, shall perform all the duties incident to the office of the chief executive officer of the Corporation.

                                    PRESIDENT

         Section 5. The President shall be the chief operating officer of the Corporation next to and under the direction of the Chairman of the Board. He shall, in the absence of the Chairman of the Board, preside at all meetings of shareholders and directors, have general supervision of the affairs of the Corporation, sign or counter-sign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors, and he shall perform all such other duties and have such other powers as the Board of Directors may from time to time designate.

                            EXECUTIVE VICE PRESIDENT

         Section 6. The Executive Vice President, if any, and any additional Vice Presidents, shall perform such duties as the Chairman of the Board, the President or the Board of Directors may, from time to time, designate.

                       SECRETARY AND ASSISTANT SECRETARIES

         Section 7. The Secretary shall record all the proceedings of the meetings of the shareholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or President, under whose supervision he shall be. He shall keep in




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safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer or an Assistant Secretary.

         Section 8. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board, the President or the Board of Directors shall prescribe.

                        TREASURER AND ASSISTANT TREASURER

         Section 9. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 10. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 11. He shall perform all duties incident to the office, and any duties that may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         Section 12. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death,



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resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 13. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe in accordance with the law. The certificates of stock shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or the Executive Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

         Section 2. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         Section 3. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board,




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President, Executive Vice President, Treasurer, Assistant Treasurer, Secretary
or Assistant Secretary of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.

         Section 4. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                LOST CERTIFICATES

         Section 6. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such




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lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE VII

                                CORPORATION BOOKS

         Section 1. All the books of the Corporation may be kept outside of Florida at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.





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                            EXECUTION OF INSTRUMENTS

         Section 3. All checks, notes, drafts, bills of exchange, orders for the payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or non-negotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The seal of the Corporation may be affixed to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers or by other officer.

                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors; otherwise it shall be a calendar year.

                                 CORPORATE SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                               VOTING UPON STOCKS

         Section 6. Unless otherwise ordered by the Board of Directors or Executive Committee, the Chairman of the Board, the President, the Executive Vice President or any of the Vice Presidents authorized thereto in writing by the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation, a proxy to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold





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stock, and at any such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all of the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. Subject to the provisions of law and the Articles of Incorporation, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, by the shareholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of shareholders or Board of Directors as the case may be.







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